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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601

To Call Writer Directly:                                        Facsimile:

(312) 861-2000                                                    (312) 861-2200

                                January 29, 1999

                                                                     EXHIBIT 5.1

Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402
Excel Industries, Inc.
1120 North Main Street
Elkhart, Indiana 46514

        Re:  Dura Automotive Systems, Inc.
           Registration Statement on Form S-4
           (Registration No. 333-_____)____

Dear Ladies & Gentlemen:

    We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 5,335,932 shares (the "Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on January 29, 1999 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued to the shareholders of Excel Industries, Inc., an Indiana corporation ("Excel"), pursuant to an Agreement and Plan of Merger, dated as of January 19, 1999, among the Company, Excel and Windows Acquisition Corporation, a Delaware corporation (the "Merger Agreement").

    In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

    For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all document submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representatives of the Company and others. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

    Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of Illinois, the General Corporation Law of the United State of Delaware (the "DGCL") and the federal law of the United States of America.
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    Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

(1) The Company is a corporation existing and in good standing under the laws of the State of Delaware; and

(2) The Shares have been duly authorized and approved for issuance by the Board of Directors of the Company in accordance with the terms of the Merger Agreement, and when (i) the Registration Statement becomes effective under the Act, (ii) the stockholders of the Company have taken all necessary action to approve the issuance of the Shares, (iii) the Shares have been issued in accordance with the terms of the Merger Agreement and delivered to the shareholders of Excel in exchange for their shares of common stock of Excel, and (iv) certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

    We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the DGCL or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

    This opinion is furnished to the Company pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement. This opinion is furnished to Excel pursuant to Section 6.2(b)(1) of the Merger Agreement.

                                          Very truly yours,

                                          /s/ Kirkland & Ellis
                                          KIRKLAND & ELLIS